                                                                    Exhibit 10.5

                                                                [Execution Copy]

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                                     between
                         STARWOOD HOTELS & RESORTS TRUST
                                       and
                               BARRY S. STERNLICHT

                  Employment Agreement ("Agreement"), as amended and restated as of February 17, 1998, between Barry S. Sternlicht ("Executive") and Starwood Hotels & Resorts Trust, a Maryland real estate investment trust (the "Company"), with its principal office at 2231 East Camelback Road, Suite 410, Phoenix, Arizona 85016.

                  WHEREAS, Executive has served as Chairman and Chief Executive Officer of the Company since December 1994 and currently serves as such;

                  WHEREAS, the Company desires to continue the services of Executive as its Chairman and Chief Executive Officer and to enter into an agreement embodying the terms of such continuing relationship; and

                  WHEREAS, Executive is willing to accept such continued employment upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Executive and the Company hereby agree as follows:

                                    ARTICLE I
                               Employment and Term

                  Section 1.01 Position; Responsibilities. (a) The Company hereby employs and continues the employment of Executive as its Chairman and Chief Executive Officer ("CEO") upon the terms and conditions hereinafter set forth.

                  (b) As CEO, Executive shall at all times be the senior-most officer of the Company, with the duties, responsibilities and authority customarily associated with such position and consistent with such duties, responsibilities and authority as has heretofore been his as CEO. Such duties include authority and responsibility for acquisitions, divestitures, finance and investor relations, subject to policies adopted by the Board of Trustees of the Company (the "Board"). Executive shall perform such other additional duties and services of a senior executive nature, consistent with his position, as may be requested of him from time to time by the Board. Executive shall report directly and solely to the Board.

                  Section 1.02 Performance of Duties; Other Commitments and Activities.

                  (a) Executive shall at all times endeavor to duly and faithfully perform all of his duties hereunder to the best of his abilities.

                  (b) Executive shall devote such time and effort as may be necessary and appropriate from time to time in the circumstances for the proper discharge of his duties and obligations under this Agreement. The Company acknowledges that Executive is involved in other business endeavors, including with Starwood Capital Group L.L.C. ("SCG"), and as a consequence performs multiple executive roles. Subject to the Executive's duties and obligations to the Company as set forth in this Section 1.02(b), and subject to non-competition agreements between the Company and Executive and between the Company and SCG, the Company consents to the continuation of Executive's additional business endeavors and multiple executive roles.

                  (c) Executive's base of operations under this Agreement shall continue to be Greenwich, CT, although Executive may, at his election, render his services from other locations. Executive shall not be required to relocate or render services, on other than a temporary basis, outside of such town.

                  Section 1.03 Term. Executive's term of employment under this Agreement (the "Term") shall commence on the date hereof (the "Commencement Date") and shall expire on December 31, 1999, unless extended or sooner terminated as herein provided.

                  Section 1.04 Representation and Warranty of Executive. Executive hereby represents and warrants to the Company that he is not aware of any presently existing fact, circumstance or event (including, but without limitation, any health condition or legal constraint) which would preclude or restrict him from providing to the Company the services contemplated by this Agreement, or which would give rise to any breach of any term or provision hereof, or which could otherwise result in the termination of his employment hereunder for Cause or Good Reason (as such terms are hereinafter defined).

                  Section 1.05 Representation and Warranty of Company. The Company hereby represents and warrants to Executive that (i) it is not aware of any fact, circumstance or event which would give rise to any breach of any term or provision of this Agreement or any agreement covering any Existing Awards (as hereinafter defined), or which would form the basis for any claim or allegation that (A) Executive's employment hereunder could be terminated for Cause or Good Reason hereunder, or (B) the rights of Executive under any Existing Award should be in whole or any part limited, forfeited or otherwise restricted; and (ii) it has received all authorizations and has taken all actions, necessary or appropriate for the due execution, delivery and performance of this Agreement, all Existing Awards, and all Plan Agreements (as hereinafter defined), including all amendments thereto effected by this Agreement.

                                   ARTICLE II
                                  Compensation

                  Section 2.01 General. The Company shall compensate Executive for all of his services under this Agreement, as set forth herein.

                  Section 2.02 Basic Compensation. Executive's minimum annual salary ("Base Salary") shall be at the rate of $1,000,000 and shall be payable in bi-weekly or other installments in accordance with the Company's normal payment schedule for senior management (not less frequently than monthly). The Base Salary shall be subject to annual review commencing at the end of 1998 and at the end of each year thereafter during the Term, and may be increased (but not decreased) for subsequent years.

                  Section 2.03 Incentive Compensation. In addition to the Base Salary, the Company shall pay to Executive as incentive compensation ("Incentive Compensation") in respect of each calendar year (or portion thereof) of the Company, an amount determined in accordance with any bonus or short term incentive compensation program (which may be based upon achieving certain specified performance criteria) which may be established by the Board either for the Executive or for senior management generally and which in any event shall be established by the Board for each calendar year not later than the earlier to occur of (x) March 31 of such year (or, in the case of 1998, 90 days after the date of this Agreement), and (y) the date on which the Company's audited financial statements for the prior calendar year are first available; provided, however, that (i) as Incentive Compensation for the full calendar year ending December 31, 1997, the Company has paid Executive $2,650,000, and (ii) subject to Article III hereof, Incentive Compensation for the full calendar year ending December 31, 1998 shall not be less than $1,325,000 (the "Guaranteed Portion").

                  All Incentive Compensation earned under this Section 2.03 shall be payable as soon as reasonably practicable, but in no event later than 120 days after end of the relevant calendar year (30 days after December 31, 1998 with respect to the Guaranteed Portion).

                  Section 2.04 Equity Incentive and Other Benefit Programs. (a) On and prior to September 25, 1997, Executive was granted certain options, warrants, restricted stock and performance awards (collectively, the "Existing Awards"), summarized on the attached Exhibit A, under the Starwood Lodging Trust 1995 Long-Term Incentive Plan (as it has been amended and restated, from time to time as of and subsequent to August 12, 1996) (the "LTIP") (as well as certain options which were granted under the Starwood Lodging Trust 1995 Share Option Plan (the "Share Option Plan"), prior to the amendment and restatement thereof as of August 12, 1996) (the "Pre-Existing Awards"), all of which grants and awards are hereby confirmed as having been duly and validly authorized and issued, and being in full force and effect as of the date of execution of this Agreement.

                  Except as specifically provided in this Agreement, nothing in this Agreement shall be deemed to modify or otherwise affect any of the terms or provisions (including, but without limitation, any contingencies) of any Pre-Existing Awards.

                  (b) Notwithstanding any provision to the contrary contained in any agreement(s) (each, a "Plan Agreement") covering the relevant grant of Existing Awards or Pre-Existing Awards, as the case may be, the following terms shall apply with respect to such grants (the relevant provisions of this Agreement constituting an amendment to the relevant Plan Agreement(s) to the extent necessary to effectuate the same): (i) with respect to the Three Year Option and the Five Year Option noted on Exhibit A, together with the Performance Awards relating thereto, and the option granted on September 25, 1997 (collectively, the "Recent Options"), (A) termination for Cause and for Good Reason shall be as set forth in and subject to this Agreement and (B) in the event Executive's employment by the Company shall terminate for any reason other than (1) termination by the Company for Cause, or (2) termination by Executive without Good Reason (any such termination specified in this clause
(B), a "Non-Cause Termination"), all unvested portions of the Recent Options shall thereupon immediately vest in full, free of restrictions (except that Executive may not exercise or sell with respect to such unvested portions for a period of one-year from the date of termination if the reason for such termination shall have been the failure of the Company and Executive to agree to an extension of Executive's employment by the Company by December 1, 1999), and the Recent Options shall remain exercisable until the third anniversary of the date of such termination; (ii) with respect to the remainder of the Existing Awards and all Pre-Existing Awards, in the event of any Non-Cause Termination, all unvested portions of such Awards shall thereupon immediately vest in full, free of restrictions (except that Employee may not exercise or sell with respect to such unvested portions for a period of one-year from the date of termination if the reason for such termination shall have been the failure of the Company and Executive to agree to an extension of Executive's employment by the Company by December 1, 1999), and shall remain exercisable for the period provided by the terms of such Awards but no less than a period ending three years from the date of termination of employment hereunder; and (iii) no unvested portion of any Existing Award shall be subject to forfeiture or restriction under any circumstance other than in the event of a termination for Cause, or, in the case of the Recent Options, by Executive without Good Reason. Executive shall be eligible for grants in the future of additional Paired Options, Paired Shares and Performance Awards under the LTIP (any such future grants, collectively, "Subsequent Awards"). All Paired Shares included in or underlying any Existing Awards or Pre-Existing Awards will be subject to applicable resale and other restrictions as set forth in the Plan Agreement(s). The Company shall use its best efforts to file and keep effective a registration statement on Form S-8 or other appropriate form with the Securities and Exchange Commission covering such Paired Shares.

                  (c) Notwithstanding any provision to the contrary contained in this Agreement, the LTIP, the Share Option Plan or any other agreement, upon the Effective Time (as described in Section 1.2 of the Amended and Restated Agreement and Plan of Merger, dated as of November 12, 1997, among the Starwood Lodging Corporation (the "Corporation"), Chess Acquisition Corp., the Company and ITT Corporation (the "ITT Merger Agreement)), all Existing Awards and Pre-Existing Awards shall be 100% vested, except for such Existing Awards and Pre-Existing Awards that will not vest at the Effective Time, as set forth on Exhibit B hereto, which shall vest in accordance with their terms as modified by this Agreement.

                  (d) Notwithstanding any provision to the contrary contained in the agreements (the "Restricted Stock Agreements"), dated August 12, 1996, covering the grant to Starwood Capital Group, L.L.C. of restricted stock awards of Paired Shares, the following terms shall apply with respect to such grant to the extent it was allocated to Executive, Madison Grose or Jonathan Eilian (such portion, the "Award"): (i) the Award became 100% vested upon the Closing (as defined in Section 1.6 of the Transaction Agreement (the "Westin Agreement"), dated as of September 8, 1997, among WHWE L.L.C., Woodstar Investor Partnership, Nomura Asset Capital Corporation, Juergen Bartels, W&S Hotel L.L.C., Westin Hotels & Resorts Worldwide, Inc., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., Starwood Lodging Trust, SLT Realty Limited Partnership, Starwood Lodging Corporation and SLC Operating Limited Partnership, of the Merger (as defined in the Westin Agreement) (the "Westin Merger"); (ii) upon the execution of this Agreement, the Company shall pay to Executive an amount equal to 40% of the aggregate of the Fair Market Value (as defined in the LTIP) (determined at the time of vesting) of each Paired Share subject to the Award which vested prior to the Closing; provided, however, that no amount of Fair Market Value of a Paired Share in excess of $53 shall be taken into account; and (iii) no later than April 10, 1999, the Company shall pay to Executive an amount equal to 40% of the aggregate Fair Market Value (as defined in the LTIP) (determined on the date of the Closing) of each Paired Share subject to the Award which vested upon the Closing; provided, however, that no amount of Fair Market Value of a Paired Share in excess of $53 shall be taken into account.

                  (e) During the Term, Executive shall be entitled to participate in the LTIP, any successor plan and all employee benefit plans, including retirement programs, if any, group health care plans, and all fringe benefit plans, of the Company. Such plans shall at all times be comparable to those made available to the senior-most management of the Corporation. In addition, the Company shall provide Executive with the following benefits during the Term:

                      (i) use of an automobile, driver and car service for business purposes consistent with past practice prior to the execution of this Agreement;

                      (ii) priority scheduling on Company aircraft, if any, for business purposes;

                      (iii) first-class travel accommodations (air and lodging) for business-related travel (including the reasonable travel expenses incurred by Executive's spouse when accompanying Executive on business-related travel); and

                      (iv) tax preparation and financial planning assistance up to a maximum cost of $25,000 per calendar year.

                  (f) During the Term, the Company shall purchase and maintain a life insurance policy (the "Executive Insurance Policy") on Executive's life in the face amount of $10,000,000, the proceeds of which shall be payable to Executive's estate or such other person or persons as Executive shall designate. The Company shall not be required to maintain such insurance after termination of Executive's employment, but upon such termination the Company shall take all actions reasonably requested by Executive necessary to transfer title to such policy to Executive at no cost to Executive.

                  (g) The Company shall reimburse Executive for all legal fees reasonably incurred by Executive in connection with the negotiation and execution of this Agreement.

                  Section 2.05 Expense Reimbursements. The Company shall reimburse Executive for all proper expenses incurred by him in the performance of his duties hereunder in accordance with the policies and procedures of the Company as in effect from time to time.

                  Section 2.06 Withholding. The Base Salary and all other payments to Executive for his services to the Company shall be subject to all withholding and deductions required by federal, state or other law (including those authorized by Executive but not otherwise required by law), including but not limited to state, federal and local income taxes, unemployment tax, Medicare and FICA, together with such deductions as Executive may from time to time specifically authorize under any employee benefit program which may be adopted by the Company for the benefit of its senior executives or Executive.

                                   ARTICLE III
                            Termination of Employment

                  Section 3.01 Termination.

                  (a) Executive's employment hereunder shall be terminable by either party with or without Cause and with or without notice except as otherwise provided herein, but with the effect set forth herein.

                  (b) Executive shall give the Company at least 30 days' advance written notice prior to any termination by Executive other than for Good Reason. The Company shall give Executive at least 30 days' advance written notice prior to any termination of Executive without Cause.

                  (c) Executive may resign and terminate his employment hereunder for Good Reason (which shall also be deemed a termination by the Company other than for Cause), subject, however, to prior delivery to the Company of a Preliminary Notice of Good Reason and the failure of the Company to remedy the same within the cure period provided below. For purposes of this Agreement, "Good Reason" means (i) the failure to elect and continue Executive as CEO or Chairman of the Company or to nominate Executive for re-election as a member of the Board (unless a Cause Termination Notice (as hereinafter defined) shall theretofore have been given to Executive); (ii) the failure to assign Executive duties, authorities, responsibilities and reporting requirements consistent with his position and otherwise as set forth herein, or if the scope of any of Executive's material duties or responsibilities as CEO of the Company is reduced or expanded to a significant degree without Executive's prior consent, except for any reduction in duties and responsibilities due to Executive's illness or disability or temporary suspensions of duties and responsibilities pending results of any Board commissioned investigation as to potential Cause for termination of Executive's employment and except if a Cause Termination Notice shall theretofore have been given to Executive; (iii) a reduction in or a substantial delay in the payment of Executive's compensation or benefits from those required to be provided in accordance with the provisions of this Agreement, including under or in connection with any Existing Award or Pre-Existing Award; (iv) a requirement by the Company or the Board, without Executive's prior consent, that Executive be based outside of Greenwich, Connecticut, other than on travel reasonably required to carry out Executive's obligations under this Agreement; (v) the failure of the

Company to indemnify Executive (including the prompt advancement of expenses), or to maintain directors' and officers' liability insurance coverage for Executive, in accordance with the provisions of Section 5.11 hereof; (vi) the Company's purported termination of Executive's employment for Cause other than in accordance with the requirements of this Agreement; (vii) a "Change of Control," as such term is defined and used in the LTIP, shall have occurred (unless a Cause Termination Notice shall theretofore have been given to Executive); it being understood that neither the Merger (as described in Article I of the ITT Merger Agreement) nor the Westin Merger shall constitute a "Change of Control" under the LTIP for purposes of this Section 3.01(c); (viii) the failure, by December 1, 1999, of the Company and Executive to agree to an extension of the Term beyond December 31, 1999, or (ix) any other breach by the Company of any provision of this Agreement; provided, that in the event Good Reason is based on clause (ii), (iii), (iv), (v) or (ix) above, (a) "Good Reason" shall not include acts which are cured by the Company within 30 days from receipt by the Company of a written notice from Executive (a "Preliminary Notice of Good Reason") identifying in reasonable detail the act or acts constituting Good Reason, (b) Good Reason shall not exist unless the Preliminary Notice of Good Reason shall have been given by Executive within 60 days after learning of the act, failure or event (or, in the case of a series of related acts, failures or events, within 120 days of the first such act, failure or event) which Executive alleges constitutes Good Reason hereunder, (c) if the Company has failed to cure as provided above, Good Reason shall not exist unless Executive shall have given notice of termination hereunder for Good Reason within 60 days from delivery of the Preliminary Notice of Good Reason (which termination shall be effective 30 days from the giving of such notice), and (d) if the Company has commenced an expedited arbitration in the manner prescribed below within 15 days after receipt of Executive's notice of termination called for under the immediately preceding clause (c), such termination shall not be effective as a termination of employment and shall not be deemed a termination by Executive for Good Reason unless and until the Arbitrator shall have determined otherwise. If the Company has timely commenced such an arbitration proceeding, in the manner prescribed below, no payments shall be due Executive under Section 3.02 (i) or (ii) hereof until the conclusion of the arbitration proceeding or further proceeding contemplated by Section 5.04 hereof and only if an award is rendered by the Arbitrator in favor of Executive. Notwithstanding the foregoing, if the Company fails to file a demand for arbitration with the American Arbitration Association ("AAA") and pay the requisite fees pursuant to Rule 4 of the AAA's National Rules for the Resolution of Employment Disputes effective June 1, 1996 (the "National Rules") within 30 days after receipt of notice of termination from

Executive, and diligently pursue such proceeding in accordance with the procedures set forth in Section 5.04 hereof, Executive's termination of employment from the Company shall be conclusively presumed to have been for Good Reason.

                  (d) The Company shall have the right to terminate Executive's employment hereunder for Cause. For purposes hereof, "Cause" shall be defined as Executive's having (a) been convicted of a criminal offense constituting a felony, (b) committed one or more acts or omissions constituting fraud or willful misconduct, or (c) failed, after written warning from the Board specifying in reasonable detail the breach(es) complained of, to substantially perform his duties under this Agreement (excluding, however, any failure to meet any performance targets), except where such failure results from Executive's incapacity due to physical or mental illness. For purposes of the foregoing, no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act or failure to act that is expressly authorized by the Board pursuant to a resolution duly adopted by the Board, or pursuant to the written advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by Executive in the best interests of the Company.

                  Notwithstanding the foregoing, termination by the Company for Cause shall not be effective until and unless each of the following provisions shall have been complied with: (i) notice of intention to terminate for Cause (a "Preliminary Cause Notice"), the giving of which shall have been authorized by a vote of not less than 50% of all disinterested Trustees then in office, which shall include a written statement of the particular acts or circumstances which are the basis for the termination for Cause and shall set forth a reasonable period (not less than 30 days) to cure (the "Cure Period"), shall have been given to Executive by the Board within sixty days after the Company first learns of the act, failure or event constituting Cause; and (ii) Executive shall not have cured the acts or circumstances complained of within the Cure Period; and
(iii) the Board shall have called an in personam meeting of the Board, at which termination of Executive is an agenda item, and shall have provided Executive with not less than 20 days' notice thereof; and (iv) Executive shall have been afforded the opportunity, accompanied by counsel, to provide written materials to the Trustees in advance of such meeting and, if he so desires, to personally address the Trustees at such meeting; and (v) the Board shall have provided, within three business days after such meeting, a written notice of termination for Cause, stating that, based upon the evidence it has received and reviewed, and specifying in reasonable detail the acts and circumstances complained of, it has voted by a vote of at least a majority of all of the disinterested Trustees then in office to terminate Executive for Cause (such a notice, a "Cause Termination Notice"), which such notice shall be effective on the sixteenth day after receipt thereof by Executive, subject to the provisions hereof; provided that if Executive has commenced an expedited arbitration in the manner prescribed below within 15 days after his receipt of the Cause Termination Notice, disputing the Company's right under this Agreement to so terminate for Cause, Executive shall not be deemed to have been terminated for Cause unless and until the Arbitrator shall thereafter have determined that Executive was properly terminated for Cause in accordance with the provisions hereof; and provided, further that the Company may suspend Executive (a) with pay, at any time after any indictment of Executive for a criminal offense constituting a felony or after the giving of the Preliminary Cause Notice, and (b) without pay, at any time after the giving of the Cause Termination Notice, except that any payments not so made shall be made within three business days after the Arbitrator shall have made a determination that Executive was terminated other than in compliance with the foregoing provisions relating to termination for Cause. If Executive or his representative fails to file a demand for arbitration with the AAA and pay the requisite fees pursuant to Rule 4 of the National Rules within 30 days of his receipt of a Cause Termination Notice from the Board, and diligently pursue such proceeding in accordance with the procedures set forth in
Section 5.04 hereof, such termination shall be conclusively presumed to have been for Cause, it being understood and agreed that any decision of the Arbitrator that Executive has been terminated hereunder for Cause, or any failure of Executive to contest the Company's allegations of Cause hereunder (by failing to file and/or prosecute a demand for arbitration or otherwise), is not intended to, and shall not, have any effect or bearing whatsoever on any Pre-Existing Award, and the parties specifically agree and undertake that, notwithstanding anything to the contrary, no finding of any Arbitrator pursuant hereto that Executive was properly terminated for Cause under this Agreement shall be binding upon or admissible in any court or other proceeding in which any Pre-Existing Awards are at issue.

                  If the Arbitrator declines to rule that Executive was terminated for Cause, Executive shall be treated as having been terminated without Cause and Executive shall have the rights provided under Section 3.02 below and provided elsewhere in this Agreement with respect to a termination without Cause.

                  For all purposes of this Agreement, "Good Reason" and "Cause" shall have the applicable defined meaning as set forth above in this Section 3.01.

                  No termination of Executive's employment shall require that Executive resign any other position (including as Trustee or Chairman) he may then be holding with the Company; provided, however, that (i) if Executive's employment hereunder is terminated for Cause under the above provisions, Executive shall resign forthwith from all positions he may then be holding with the Company, if requested to do so by the Board, and (ii) if Executive terminates his employment hereunder other than for Good Reason, Executive shall resign forthwith from all such positions, if requested to do so by the Board, except for any position to which he has been elected by the shareholders of the Company (such as Trustee).

                  Section 3.02 Severance Package. In the event Executive's employment under this Agreement is terminated by the Company other than for Cause (and a termination due to the Executive's death or permanent disability shall be treated for purposes of this Agreement as a termination by the Company other than for Cause) or is terminated by Executive for Good Reason, then, as and for a severance package ("Severance Package"),

                  (i) Executive shall, subject only to the delays permitted by
Section 3.01 for arbitration, receive (A) an amount, which shall be payable in one lump sum as soon as practicable, but in any event within 30 days of the date of determination that Executive's termination is (x) other than for Cause, or
(y) for Good Reason as applicable, equal to 2 times the sum of (1) the annual Base Salary then in effect, plus (2) the average of the Incentive Compensation paid to Executive with respect to the 2 full calendar years ending immediately prior to the calendar year in which the termination of employment occurs; and
(B) Company paid medical insurance benefits available to other senior executives of the Company during the 12-month period subsequent to termination of employment, all costs of which shall be paid by the Company (and thereafter all COBRA rights available to Executive shall be paid by Executive); and

                  (ii) All Pre-Existing Awards and Existing Awards shall, notwithstanding any provision to the contrary contained in any Plan Agreement(s) covering the same (the relevant provisions of this Agreement constituting an amendment to the relevant Plan Agreement(s) to the extent necessary to effectuate the same), immediately vest in full (with all Performance Periods terminating on the effective date of Executive's termination of employment and all relevant Performance Measures being computed through such date), with preservation of all of Executive's rights relating to all such awards and under the relevant agreements granting or otherwise governing same for the full terms thereof, and, following timely exercise of any such awards, Executive shall receive title to the shares issued upon exercise or otherwise in respect thereof free and clear of any lien, claim or encumbrance by, through or under the Company.

                  If a corporate transaction which would constitute a Change of Control event under the LTIP is agreed to during the pendency of an arbitration hereunder, the Company will include appropriate provisions which will enable Executive to participate in such Change of Control event as if the arbitration were resolved favorably to Executive, but subject to such a favorable resolution.

                  The parties agree that the foregoing shall be Executive's sole and exclusive monetary remedy under this Agreement by reason of termination by Executive for Good Reason or by the Company other than for Cause, it being agreed that as his actual damages under this Agreement would be difficult to measure or quantify and would be impracticable to determine, such amount shall constitute liquidated damages under this Agreement for Executive by reason of such termination by Executive for Good Reason, or by reason of any termination by the Company other than for Cause hereunder. Such payments shall not be reduced or limited by amounts Executive might earn or be able to earn from other employment or ventures. The parties agree that the Company shall have no recourse whatsoever to any monetary remedy by reason of Executive's termination of employment, other than for reimbursement of actual out-of-pocket damages actually suffered and incurred by the Company as a direct result of Executive's termination for Cause hereunder (excluding the costs of identifying and/or hiring any replacement for Executive, or any attorney's fees or costs of investigation, which shall be borne solely by the Company), all of which are hereby waived; provided, however, that the foregoing limitation shall not apply to any claims the Company may have against Executive relating to tortious conduct by Executive which causes damage to the Company.

                  Section 3.03 Rights on Termination for Cause or Without Good Reason. No Severance Package shall be due or owing to Executive in the event that the Company shall duly terminate Executive's employment for Cause or in the event that Executive shall terminate his employment with the Company for reasons other than Good Reason (it being understood and agreed that the provisions hereof relating to Existing or Pre-Existing Awards, including those set out in
Section 2.04, shall not be affected thereby); provided, however, that Executive shall in all events be paid all accrued but unpaid Base Salary, earned but unpaid Incentive Compensation, and other benefits through the date of termination. In addition, in the event that the Company shall terminate Executive's employment for Cause or in the event that Executive shall terminate his employment with the Company for reasons other than Good Reason, then except as provided in Section 2.04 above or in the following two sentences, all unvested Recent Options, unvested Performance Awards and unvested restricted Paired Shares then held by Executive shall automatically be forfeited (subject, however, to any contrary provisions in the relevant Plan Agreements, as amended through the date of termination, relating to such Recent Options, Awards or Paired Shares, or any contrary determination of the Board in its sole discretion). No forfeiture of unvested Recent Options, Performance Awards or unvested restricted Paired Shares required hereby shall occur or be effective until 15 days after the later of (i) the conclusion of any arbitration proceeding or further proceeding contemplated by Section 3.01 hereof, (ii) if no arbitration proceeding is commenced, until the time for commencing such a proceeding has lapsed, or (iii) with respect to Pre-Existing Awards, the determination by a court of competent jurisdiction that "cause," as such term is defined and used in the relevant Plan Agreement(s) covering the grants of the Pre-Existing Awards, has occurred (the latest of such three dates being referred to herein as the "Forfeiture Date"), but, except as otherwise provided in Sections 2.04(a) and (b) above or in the relevant Plan Agreement(s) governing the terms thereof, no additional service-based or time-based vesting shall occur with respect to any such Recent Options, Performance Awards or Paired Shares following the date Executive's employment is deemed terminated under Section 3.01 hereof. It is expressly agreed that Executive may exercise vested options and other vested Existing and Pre-Existing Awards, and receive a settlement of vested Performance Awards, at any time prior to the Forfeiture Date. In all other respects, the terms of the grant of any such options or award of any such Paired Shares shall govern.

                                   ARTICLE IV
              Confidential Information; Inducing Company Employees

                  Section 4.01 Confidential Information. Except in the course of his employment with the Company, or as he may be required pursuant to any law or court order or similar process, Executive shall not at any time either during or after his termination of employment hereunder, directly or indirectly disclose or use any secret, proprietary, confidential information or data of the Company or the Corporation, or any of their respective subsidiaries or affiliates; provided, however, that after the expiration of 18 months from such termination of employment, the Company's sole remedy shall be to seek and procure appropriate equitable remedies. In the event of any dispute between Executive and the Company or between Executive or the Company and others, Executive shall cooperate with the Company as to redaction or other protective measures with respect to any unnecessary public disclosure of any such confidential information or proprietary data.

                  Section 4.02 Inducing of Company Employees. Except in the course of his employment with the Company, or with the prior written approval of the Board, Executive shall not at any time through the 12 month period after his termination of employment hereunder, in any way directly or indirectly hire, attempt to hire, or cause to be hired any person or persons who to Executive's best knowledge was employed at any time during the period commencing six months prior to such termination by the Company, the Corporation, or their respective subsidiaries or SLT Realty Limited Partnership or SLC Operating Limited Partnership.

                                    ARTICLE V
                                  Miscellaneous

                  Section 5.01 Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Secretary of the Company at the Company's principal executive office, and if to Executive, to his address on the books of the Company (or to such other address as the Company or Executive may give to the other for purposes of notice hereunder).

                  Copies of all notices given to Executive shall be sent to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Facsimile:  (212) 310-8007
                  Attention:  Dennis J. Block, Esq.

                  Copies of all notices given to the Company shall be sent to:

                  Sidley & Austin
                  555 West Fifth Street
                  Los Angeles, California  90013-1010
                  Attention:  Sherwin L. Samuels, Esq.
                  Facsimile:  (213) 896-6600

                  And

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, NY  10004-1980
                  Attention:  Howard B. Adler, Esq.
                  Facsimile:  (212) 859-8588

                  All notices, requests or other communications required or permitted by this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by mailing via certified mail, postage prepaid, return receipt requested, in the United States mails to the last known address of the party entitled thereto, (c) by reputable overnight courier service, or (d) by facsimile with confirmation of receipt. The notice, request or other communication shall be deemed to be received upon actual receipt by the party entitled thereto; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

                  Section 5.02 Assignment and Succession. The rights and obligations of the Company under this Agreement may not be assigned in whole or any part except in the case of a consolidation or merger with, or a transfer of all or substantially all of the assets of the Company to, another entity acceptable to Executive, which not later than 15 days prior to the consummation of such combination transaction expressly assumes in a writing satisfactory in form and substance to Executive all of the Company's obligations to Executive hereunder, under all Existing and Pre-Existing Awards and any Subsequent Awards and otherwise. No such assignment shall limit or restrict Executive's right to terminate this Agreement for Good Reason, which right shall remain absolute. Executive's rights and obligations hereunder are personal and may not be assigned; provided, however, that in the event of the termination of Executive's employment due to Executive's death or permanent disability, Executive's legal representative shall have the right to receive the Severance Package as more particularly set forth in Section 3.02 above. This Agreement shall inure to the benefit of and be enforceable by Executive's heirs, beneficiaries and/or legal representatives.

                  Section 5.03 Headings. The Article, Section, paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

                  Section 5.04 Arbitration. In the event of any controversy, dispute or claim arising out of or related to this Agreement or Executive's employment by the Company, the parties shall negotiate in good faith in an attempt to reach a mutually acceptable settlement of such dispute. If negotiations in good faith do not result in a settlement of any such controversy, dispute or claim, it shall, except as otherwise provided for herein be finally settled by expedited arbitration conducted by a single arbitrator selected as hereinafter provided (the "Arbitrator") in accordance with the National Rules, subject to the following (the parties hereby agreeing that, notwithstanding the provisions of Rule 1 of the National Rules, in the event that there is a conflict between the provisions of the National Rules and the provisions of this Agreement, the provisions of this Agreement shall control):

                  (a) The Arbitrator shall be determined from a list of names of five impartial arbitrators each of whom shall be an attorney experienced in arbitration matters concerning executive employment disputes, supplied by the AAA chosen by Executive and the Company each in turn striking a name from the list until one name remains (with the Company being the first to strike a name).

                  (b) The expenses of the arbitration shall be borne equally by each party; and each party shall bear its own legal fees and expenses, except that the prevailing party shall be awarded his or its reasonable attorney's fees and expenses with respect to such dispute.

                  (c) The Arbitrator shall determine whether and to what extent any party shall be entitled to damages under this Agreement; provided that no party shall be entitled to punitive or consequential damages (including, in the case of the Company, any claim for alleged lost profits or other damages that would have been avoided had Executive remained an employee), and each party waives all such rights, if any.

                  (d) The Arbitrator shall not have the power to add to nor modify any of the terms or conditions of this Agreement. The Arbitrator's decision shall not go beyond what is necessary for the interpretation and application of the provision(s) of this Agreement in respect of the issue before the Arbitrator. The Arbitrator shall not substitute his or her judgment for that of the parties in the exercise of rights granted or retained by this Agreement. The Arbitrator's award or other permitted remedy, if any, and the decision shall be based upon the issue as drafted and submitted by the respective parties and the relevant and competent evidence adduced at the hearing.

                  (e) The Arbitrator shall have the authority to award any remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant. The Arbitrator's written decision shall be rendered within sixty days of the closing of the hearing. The decision reached by the Arbitrator shall be final and binding upon the parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitrator is relief or remedy on which a court could enter judgment, a judgment upon the award rendered by the Arbitrator shall be entered in any court having jurisdiction thereof (unless in the case of an award of damages, the full amount of the award is paid within 10 days of its determination by the Arbitrator). Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and, except as otherwise provided herein with respect to Existing Grants, in any subsequent arbitral or judicial proceedings between the parties.

                  (f) The arbitration shall take place in New York, New York or Chicago, Illinois, as elected by the party commencing arbitration.

                  (g) The arbitration proceeding and all filing, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and in any court proceeding relating to the arbitration, and for no other purpose, and shall be deemed to be information subject to the confidentiality provisions of this Agreement.

                  (h) The parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a dispute while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions hereof.

                  (i) The parties may obtain a pre-hearing exchange of information including depositions, interrogatories, production of documents, exchange of summaries of testimony or exchange of statements of position, and the Arbitrator shall limit such disclosure to avoid unnecessary burden to the parties and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the dispute. At any oral hearing of evidence in connection with an arbitration proceeding, each party and its counsel shall have the right to examine its witness and to cross-examine the witnesses of the other party. No testimony of any witness, or any evidence, shall be introduced by affidavit, except as the parties otherwise agree in writing.

                  (j) Notwithstanding the dispute resolution procedures contained in this Section 5.04, either party may apply to any court sitting in the County, City and State of New York (i) to enforce this agreement to arbitrate, (ii) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the dispute is otherwise resolved, (iii) to confirm any arbitration award, or (iv) to challenge or vacate any final judgment, award or decision of the Arbitrator that does not comport with the express provisions of this Section 5.04.

                  (k) No later than 5 business days prior to the due date for payment of any excise tax imposed on Executive pursuant to Section 4999 of the Code due and owing as a result of the accelerated vesting at the Effective Time of any Existing Awards or Pre-Existing Awards (including any such awards which may vest (or are deemed to have vested) at the Effective Time notwithstanding the waiver of such vesting pursuant to Section 2.04(c) hereof), the Company shall pay to Executive an amount equal to such excise tax (the "Excise Tax Payment"). The Company shall not be required to pay to

Executive any amount in respect of any income, excise or other taxes attributable to payment of the Excise Tax Payment.

                  Section 5.05 Invalidity. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

                  Section 5.06 Waivers. No omission or delay by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof, or the exercise of any other right, power or privilege.

                  Section 5.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  Section 5.08 Entire Agreement. Except as otherwise provided or referred to herein, this Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be amended, except by a written instrument hereafter signed by each of the parties hereto.

                  Section 5.09 Interpretation. The parties hereto acknowledge and agree that each party and its or his counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its drafting. Accordingly, (i) the rules of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement. Except where the context requires otherwise, all references herein to Sections, paragraphs and clauses shall be deemed to be reference to Sections, paragraphs and clauses of this Agreement. The words "include", "including" and "includes" shall be deemed in each case to be followed by the phrase "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  Section 5.10 Governing Law. This Agreement and the performance hereof shall be construed and governed in accordance with the internal laws of the State of New

York without reference to principles of conflict of laws.

                  Section 5.11 Indemnification. In addition to any additional benefits provided under applicable state law, as a Trustee and officer of the Company, Executive shall be entitled to the benefits of: (a) those provisions of the Declaration of Trust of the Company, as amended, and of the Trustees Regulations of the Company, as amended, which provide for indemnification of officers and Trustees of the Company (and no such provision shall be amended in any way to limit or reduce the extent of indemnification available to Executive as a Trustee or officer of the Company), (b) the Indemnification Agreement between the Company and Executive dated as of June 8, 1995, as amended through the date hereof (the "Indemnification Agreement").

                  The rights of Executive under such indemnification obligations shall survive the termination of this Agreement and be applicable for so long as Executive may be subject to any claim, demand, liability, cost or expense, which the indemnification obligations referred to in this Section are intended to protect and indemnify him against.

                  The Company shall, at no cost to Executive, use its best efforts to at all times include Executive, during the term of Executive's employment hereunder and for so long thereafter as Executive may be subject to any such claim, as an insured under any directors' and officers' liability insurance policy maintained by the Company, which policy shall provide such coverage in such amounts as the Board shall deem appropriate for coverage of all Trustees and officers of the Company.

                  Section 5.12 Disclaimer. The name "Starwood Hotels & Resorts Trust" is the designation of a Maryland real estate investment trust and its Trustees (as Trustees but not personally) under a Declaration of Trust, dated August 25, 1969, as amended and restated, and all persons dealing with Starwood Hotels & Resorts Trust must look solely to Starwood Hotels & Resorts Trust's property for the enforcement of any claims against Starwood Hotels & Resorts Trust, as the Trustees, officers, agents and security holders of Starwood Hotels & Resorts Trust assume no personal obligations of Starwood Hotels & Resorts Trust, and their respective property shall not be subject to claims of any person relating to such obligation.

                  Section 5.13 Effectiveness. This Agreement shall be of no force and effect, and shall be treated as having had no force and effect from the date hereof, if the Effective Time shall not have occurred by March 31, 1998.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Executive has signed this Agreement as of the day and year first above written.

                              STARWOOD HOTELS & RESORTS TRUST

                              By: /s/ Ronald C. Brown
                                  ------------------------------------------
                              Name: Ronald C. Brown
                              Its: Senior Vice President and Chief Financial Officer


                              /s/ Barry S. Sternlicht
                              ----------------------------------------------
                              BARRY S. STERNLICHT

                                    EXHIBIT A
                                       to
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                                     between
                         STARWOOD HOTELS & RESORTS TRUST
                                       and
                               BARRY S. STERNLICHT
                          DATED AS OF FEBRUARY 17, 1998


Existing Awards:

Award as of February 21, 1996 of 45,000 Paired Shares in the form of warrants vesting over a one year period.

Paired Option to purchase 975,000 Paired Shares vesting over the three year period August 12, 1996 to August 12, 1999.

Paired Option to purchase 450,000 Paired Shares vesting over the five year period August 12, 1996 to August 12, 2001.

Performance Awards relating to all Paired Shares underlying the above Paired
               Options granted to Barry S. Sternlicht.

Paired Option, granted on September 25, 1997, to purchase 400,000 Paired Shares.

Pre-Existing Awards:

Paired Option to purchase 616,500 Paired Shares granted June 29, 1995.

Paired Option to purchase 9,000 Paired Shares granted June 29, 1995.

Paired Option to purchase 120,000 Paired Shares granted April 30, 1996.

Paired Option to purchase 9,000 Paired Shares granted June 30, 1996.

                                    EXHIBIT B
                                       to
                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                                     between
                         STARWOOD HOTELS & RESORTS TRUST
                                       and
                               BARRY S. STERNLICHT
                          DATED AS OF FEBRUARY 17, 1998

                                    EXHIBIT B


    1. The unvested portion (one-third (1/3rd)) of the 616,500 options granted in June, 1995.

    2. The 1/3rd of the 120,000 options granted in April, 1996 that is scheduled to vest in April, 1998.

    3. The 1/3rd of the 975,000 three-year options granted in August, 1996 that is scheduled to vest in August, 1998.

    4. The 1/4th of the 450,000 five-year options granted in August, 1996 that is scheduled to vest in August, 1998.

                               BARRY S. STERNLICHT
                         C/O STARWOOD HOTELS AND RESORTS
                            2231 EAST CAMELBACK ROAD
                                    SUITE 410
                                PHOENIX, AZ 85016


March 11,1998

Starwood Hotels & Resorts
Attention:  Secretary
2231 East Camelback Road
Suite 410
Phoenix, AZ  85016

                  RE:  1998 INCENTIVE COMPENSATION

To whom it may concern:

                  Pursuant to Sections 5.01 and 5.08 of the Amended and Restated Employment Agreement (the "Agreement"), dated as of February 17, 1998, between Starwood Hotels & Resorts (the "Company") and me, I hereby agree to amend
Section 2.03 of the Agreement in order to provide that the Board of Directors of the Company shall have until May 17, 1998 to establish a bonus or short term incentive compensation program pursuant to which the Incentive Compensation (as defined in Section 2.03 of the Agreement) for the full calendar year ending December 31, 1998 shall be determined.

                  In all other respects the Agreement shall remain in full force and effect.

                  Please acknowledge the Company's agreement to the foregoing by having this letter signed by its duly authorized officer and having a copy returned to me at the address set forth above.


                                     /s/ Barry S. Sternlicht
                                     -----------------------------------
                                     BARRY S. STERNLICHT

                  IN WITNESS WHEREOF, the Company has caused this letter to be signed by its duly authorized officer.

                                      STARWOOD HOTELS & RESORTS



                                      By:    /s/ Steven R. Goldman
                                      Name: Steven R. Goldman
                                      Its:  Executive Vice President


cc:  Sherwin L. Samuels, Esq. (Sidley & Austin)
     Howard B. Adler, Esq. (Fried, Frank, Harris,
                            Shriver & Jacobson)
     Dennis J. Block, Esq.  (Weil, Gotshal & Manges LLP)


                                      - 2 -